UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 17, 2008

Date of Report (Date of earliest event reported)

GTJ REIT, INC.

(Exact name of registrant as specified in its Charter)

Maryland                                              0001368757                               20-5188065

(State or other jurisdiction          (Commission File Number)             (IRS Employer
of incorporation)                                                                                 Identification No.)

444 Merrick Road
Lynbrook, NY 11563

(Address of principal executive offices) (Zip Code)

(516) 881-3535

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 17, 2008 the Board of Directors of GTJ REIT, Inc. (the “Company”) appointed David Oplanich as Chief Financial Officer, effective with the commencement of his employment by the Company on October 6, 2008. Mr. Oplanich, age 40, has been Vice President of Finance of Arbor Realty Trust, Inc., a publicly-traded real estate investment trust, and Arbor Commercial Mortgage, LLC, a commercial lending institution since May 2006. From January 2005 to May 2006, he served as Director of Finance for the Americas at GretagMacbeth LLC, which manufactures electronic photographic control systems. From July 2003 to May 2004, Mr. Oplanich served as Vice President and Controller of Turbo Chef Technologies, Inc., a manufacturer of high-speed commercial ovens. The terms of Mr. Oplanich’s employment include a base salary of $220,000 per annum and reimbursement for gas and tolls for business-related travel.

Item 8.01     Other Events.

The Board of Directors of the Company adopted a Code of Business Conduct and Ethics on September 17, 2008 which is applicable to every employee, officer and director of the Company. A copy of the Code of Business Conduct and Ethics is included as an exhibit to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)   Exhibits

        Exhibit Number     Description

              14                    Code of Business Conduct and Ethics

SIGNATURES

         Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2008	GTJ REIT, INC.

By: /s/ Michael Kessman
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Michael Kessman
Chief Accounting Officer